Exhibit 3.1

Cert No. 16956

COMPANIES ACTS 2014

PUBLIC COMPANY LIMITED

MEMORANDUM OF ASSOCIATION

of

FLUTTER ENTERTAINMENT PUBLIC LIMITED COMPANY

(as amended by all resolutions passed up to and including 14 May 2020)

1.	The name of the company is Flutter Entertainment Public Limited Company.

2.	The Company is to be a public limited company for the purposes of Part 17 of the Companies Act 2014.

3.	The objects for which the Company is established are:

(a)

To provide betting and gaming services including electronic betting and gaming services together with any other products or services which may be advantageously carried on or provided separately or in conjunction therewith, including the carrying on of the business or businesses of promoters of entertainments, amusements, information services, sports and pastimes and as proprietors, managers or promoters of dance halls, casinos, cinemas, theatres, film studios, radio and television stations, indoor and outdoor sport stadiums, fairgrounds, racecourses, holiday camps and automated coin operated amusements machines in Ireland and elsewhere.

(b)

The company may make available, publish, distribute, licence, copy or otherwise deliver in any manner its services via any medium including without limitation the Internet, intranets, extranets, mobile phones, GSM phones, WAP phones, databases, interactive television, digital media services, electronic media services, platforms, or any networks (including but without limitation telecommunications, wireless, radio, television, cable, satellite, terrestrial networks) currently in existence of which may be developed in the future.

(c)

To carry on the businesses of a holding, investment, estate and trust company and to raise money on such terms and conditions as may be thought desirable, and invest the amount thereof in or upon or otherwise acquire and hold shares, stocks, debentures, debenture stocks, bonds mortgages, obligations and securities of any kind issued or guaranteed by any public or private company, corporation or undertaking of whatever nature wherever situated or carrying on business and shares, stocks, debentures, debenture stocks, bonds, obligations and other securities of Ireland or any other government or authority supreme, municipal, local or otherwise in any part of the world.

(d)	To perform any duty or duties imposed on the Company by or under any enactment and, to exercise any power conferred on the Company by or under any enactment.

(e)

To carry on all or any of the businesses aforesaid either as a separate business or as the principal business of the Company, and to carry on any other business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on in connection with the above objects or calculated directly or indirectly to enhance the value of or render more profitable any of the company’s property.

(f)	To incorporate or cause to be incorporated any one or more subsidiaries of the Company (within the meaning of the Companies Act 2014) for the purpose of carrying on any business.

(g)	To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on.

(h)

To apply for, purchase or otherwise acquire any patents, trade markets, brevets d’invention, licences, concessions and the like conferring any rights of any sort to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

(i)

To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(j)	To purchase or otherwise acquire shares and securities of the Company or any company and to sell, hold, re-issue or otherwise deal with the same.

(k)

To enter into any arrangements with any Governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them and to obtain from any such Government or authority any rights, privileges and concessions which the company may think it desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(l)

To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit directors and ex- directors, employees or ex-employees of the Company or the dependents or connections of such persons and (without prejudice to the generality of the foregoing) to grant gratuities, pensions or allowances on retirement or death to or in respect of any such persons and including the establishment of share option schemes, enabling employees of the company or other persons aforesaid to become shareholders in the

Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company may think advisable.

(m)

To establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

(n)	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company of shares in the Company.

(o)

To promote any company or companies for the purpose of acquiring all or any of the assets and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(p)

Generally to purchase, take on lease or in exchange, hire or otherwise acquire any real and personal property and any rights or privileges which the company may think necessary or convenient for the purposes of its business.

(q)

To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, letting on building leases or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(r)	To construct, maintain and alter any building or works necessary or convenient for any of the purposes of the Company.

(s)	To invest and deal with the monies of the Company not immediately required in such manner as may from time to time be determined.

(t)

To lend and advance money or give credit to such persons or companies whether with or without security and on such terms as may seem expedient, and in particular to customers and others having dealings with the Company; and to give guarantees or become security for any liabilities or obligations (present or future) of any persons or companies and generally to give any guarantees, indemnities and security on such terms and conditions as the Company may think fit.

(u)

To borrow or raise or secure the payment of money (including money in a currency other than the currency of the State) in such manner as the Company shall think fit and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its uncalled capital and to purchase, redeem or pay off any such securities.

(v)

To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any security (including any security denominated or repayable in a currency other than the currency of the State) of any person firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company or subsidiary as defined by the Companies Act 2014 or another subsidiary as defined by the Companies Act 2014 of the Company’s holding company or otherwise associated with the Company in business.

(w)

To engage in currency exchange, interest rate and/or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, commodity or index linked swaps and any other foreign exchange, interest rate or commodity or index linked arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions.

(x)

To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

(y)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(z)	To undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise.

(aa)

To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and including for shares, debentures or securities of any other company having objects altogether or in part similar to those of the Company.

(bb)

To adopt such means of making known the products and services of the Company as may seem expedient and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

(cc)

To obtain any enactment for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(dd)	To procure the Company to be registered or recognised in any country or place.

(ee)	To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any of the property and rights of the Company.

(ff)

To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation, which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.

(gg)	To grant bonuses to any person or persons who are or have been in the employment of the Company.

(hh)

To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether byway of the gift or otherwise the Directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or assets for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(ii)

To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(jj)	To distribute any of the property of the Company in specie among the members.

(kk)

To do anything which appears to the Company to be requisite, advantageous or incidental to, or which appears to the Company to facilitate, either directly or indirectly, the attainment of the above objects or any of them.

NOTE: It is hereby declared that the word “Company” in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere.

4.	The liability of the members is limited.

5.	The share capital of the Company is €27,000,000 divided into 300,000,000 Ordinary Shares of € 0.09 each.

Name of Subscribers Ethel Donnelly Cowper Road Dublin Clerk	Number of Shares One

John Desmond Doran Wainsfort Road Terenure Dublin Accountant	One

Dated this 2nd day of April 1958

WITNESS:

John Donnelly

Nassau Street

Dublin 2

Chartered Accountant

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

FLUTTER ENTERTAINMENT PUBLIC LIMITED COMPANY

(as amended by all resolutions passed up to and including 29 May 2026)

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

FLUTTER ENTERTAINMENT PUBLIC LIMITED COMPANY

(as amended by all resolutions passed up to and including 29 May 2026)

PART 1

PRELIMINARY

1.	Interpretation

(a)

The provisions set out in these Articles of Association shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by Section 1007(2) of the Companies Act 2014 (with the exception of Sections 83 and 84 of the Companies Act 2014) shall apply to the Company.

(b)	In these Articles the following expressions shall have the following meanings:

(i)	“Act”, the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;

(ii)

“Acts”, the Act and all statutes and statutory instruments which are to be read as one with, or construed or read together with or as one with, the Act and every statutory modification and re-enactment thereof for the time being in force;

(iii)	“advanced electronic signature”, the meaning given to that expression in the Electronic Commerce Act, 2000;

(iv)	“Approved Nominee”, a person appointed under contractual arrangements with the Company to hold shares or rights or interests in shares of the Company on a nominee basis;

(v)	“Articles”, these articles of association as from time to time and for the time being in force;

(vi)	“Auditors”, the auditors for the time being of the Company;

(vii)	“Board”, the board of Directors of the Company;

(viii)	“central securities depository”, the meaning given to that term in the CSD Regulation;

(ix)	“Chief Executive”, shall include any equivalent office;

(x)	“Clear Days”, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

(xi)	“a company”, shall be deemed to include any partnership or other body of persons whether incorporated or not and whether domiciled in the State or elsewhere;

(xii)	“Company”, the company whose name appears in the heading to these Articles;

(xiii)

“CSD Regulation”, Regulation (EU) No. 909/2014 of the European Parliament and of the Council of 23 July, 2014 on improving securities settlement in the European Union and on central securities depositories and amending Directives 98/26/EC and 2014/65/EU and Regulation (EU) No 236/2012;

(xiv)	“Directors”, the Directors for the time being of the Company or any of them acting as the Board;

(xv)	“Disclosure Notice”, a notice issued in accordance with Section 1062 of the Act or a request made in accordance with Section 1110B of the Act or other applicable law;

(xvi)	“Disposal Notice”, the meaning given to that term in Article 41;

(xvii)	“Disposal Shares”, the meaning given to that term in Article 41;

(xviii)	“DTC”, The Depositary Trust Company;

(xix)	“electronic communication”, the meaning given to that word in the Electronic Commerce Act, 2000;

(xx)	“electronic signature”, the meaning given to that word in the Electronic Commerce Act, 2000;

(xxi)	“Exchange Act” means the US Securities Exchange Act of 1934, as amended;

(xxii)	“Gaming Regulatory Authority”, the meaning given to that word in Article 45;

(xxiii)	“Group”, the Company and its subsidiaries from time to time and for the time being;

(xxiv)

“Holder”, in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares;

(xxv)	“intermediary”, the meaning given to that term section 1110A of the Act;

(xxvi)	“Office”, the registered office for the time being of the Company;

(xxvii)	“proponent persons”, the meaning given to that term in Article 59A;

(xxviii)

“public announcement”, disclosure (i) in a press release released by the Company, provided such press release is released by the Company following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable news service, or is generally available on internet news sites, or (ii) in a document publicly filed by the Company with the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

(xxix)	“Qualified Certificate”, the meaning given to that word in the Electronic Commerce Act, 2000;

(xxx)	“Record Date”, the date and time specified by the Company for eligibility for voting at a general meeting, subject to complying with any minimum or maximum periods prescribed by the Act;

(xxxi)	“redeemable shares” means redeemable shares as defined by section 64 of the Act;

(xxxii)	“Register”, the register of members to be kept as required by the Acts;

(xxxiii)	“Registrar” means the person or persons appointed from time to time to maintain the Register;

(xxxiv)	“Regulation FD” means Regulation Fair Disclosure of 2000;

(xxxv)	“Relevant Shares”, the meaning given to that term in Article 40;

(xxxvi)	“Seal”, the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Acts;

(xxxvii)	“Secretary”, the Secretary of the Company and any person appointed to perform the duties of the Secretary of the Company;

(xxxviii)	“securities settlement system”, a securities settlement system (as defined in the CSD Regulation) operated by a central securities depository;

(xxxix)	“Shareholder Regulatory Event”, the meaning given to that term in Article 44;

(xl)	“Shareholder Regulatory Event Notice”, the meaning given to that term in Article 40;

(xli)	“State”, Ireland;

(xlii)	“Stock Exchanges”, any stock exchanges on which the Directors have approved the listing and admission to trading of any of the Company’s shares from time to time;

(xliii)	“treasury shares”, shares in the Company which have been redeemed or purchased by the Company, and are held by the Company, as treasury shares in accordance with the Act;

(xliv)	“United Kingdom”, the United Kingdom of Great Britain and Northern Ireland;

(xlv)	“Voting Commitment”, the meaning given to that term in Article 59A; and

(xlvi)

“warrants to subscribe”, a warrant or certificate or similar document indicating the right of the registered Holder thereof (other than under a share option scheme for employees) to subscribe for shares in the Company.

(c)

Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes or representing or reproducing words in a visible form except as provided in these Articles and/or, where it constitutes writing in electronic form sent to the Company, the Company has agreed to its receipt in such form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these Articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(d)

Unless the contrary intention appears, the use of the word “address” in these Articles in relation to electronic communications includes any number or address used for the purpose of such communications.

(e)

Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Acts but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

(f)

The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

(g)

References in these Articles to any enactment or any section or any regulation or provision thereof shall mean such enactment, section or provision as the same may be amended and may be from time to time and for the time being in force.

(h)

In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

PART 2

SHARE CAPITAL AND RIGHTS

2.	Share capital

The share capital of the Company is €27,000,000 divided into 300,000,000 Ordinary Shares of €0.09 each.

3.	Rights attaching to shares

Without prejudice to any special rights conferred on the Holders of any existing shares or class of shares and subject to the provisions of the Acts, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

4.	Redeemable shares

(a)

Subject to the provisions of the Acts, any shares may be issued on the terms that they are, or at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company may by special resolution determine. In addition, and subject as aforesaid, the Company is hereby authorised to redeem (on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles or a special resolution of the Company) any of its shares which have been converted into redeemable shares. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as shares of any class or classes or cancel them and the Directors may resolve to permit the re-issue of treasury shares to be paid for in a currency or currencies other than euro and, in such cases, the payment shall be subject to the conversion rate or rates as may be determined by the Directors in relation thereto.

(b)

Subject to the provisions of the Acts and unless the Directors determine otherwise, an Ordinary Share shall be deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (or any person acting on the Company’s behalf) and any third party pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such third party. In these circumstances, unless the Directors determine otherwise, the acquisition of such Ordinary Shares or an interest in such Ordinary Shares by the Company, save where acquired otherwise than for valuable consideration in accordance with the Act, shall constitute the redemption of a redeemable share in accordance with the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a redeemable share in the circumstances set out in this Article 4(b).

(c)	Subject to the Acts, the Company may convert any of its shares into redeemable shares.

5.	Variation of rights

(a)

Whenever the share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the Holders of the shares of the class, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. The quorum at any such separate general meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and the quorum at an adjourned meeting shall be one person holding shares of the class in question or his proxy.

(b)

The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or the terms of the issue of the shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

6.	Trusts not recognised

(a)

Except as required by law, or as provided in Article 6(b), no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder. This shall not preclude the Company from requiring any Holder or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

(b)

Where shares are registered in the name of a nominee of a central securities depository acting in its capacity as operator of a securities settlement system, all rights attaching to such shares may be exercised on the instruction of the central securities depository (or its agents) and the Company shall have no liability to such nominee where it acts in response to such instructions, save to the extent expressly agreed in writing with such central securities depository (or its nominee) or required by applicable law.

7.	Disclosure of interests

(a)

If at any time the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a Disclosure Notice and is in default for the prescribed period (as defined in sub-paragraph (h)(ii)) in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Directors may, in their absolute discretion at any time thereafter by notice (a “Direction Notice”) to such member direct that:

(i)

in respect of the shares in relation to which the default occurred (the “Default Shares”) the member shall not be entitled to attend or to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company;

(ii)

where the nominal value of the Default Shares represents at least 0.25 per cent of the nominal value of the issued shares of the class concerned, then the Direction Notice may additionally direct that:

(A)

except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the Default Shares, whether in respect of capital or dividend or otherwise, and the Company shall not have any liability to pay interest on any such payment when it is finally paid to the member (but the provisions of this sub-paragraph (A) shall apply only to the extent permitted from time to time by applicable law);

(B)	no other distribution shall be made on the Default Shares;

(C)	no transfer of any of the Default Shares held by such member shall be registered unless:

(I)

the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Directors may in their absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(II)	the transfer is an approved transfer (as defined in sub- paragraph (h)(iii)).

The Company shall send to each other person appearing to be interested in the shares the subject of any Direction Notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(b)

Where any person appearing to be interested in the Default Shares has been duly served with a Direction Notice and the Default Shares which are the subject of such Direction Notice are held by an Approved Nominee, the provisions of this Article shall be treated as applying only to such Default Shares held by the Approved Nominee and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Nominee. Where a central securities depository (or its nominee(s)) has been duly served with a Direction Notice and the Default Shares which are the subject of such Direction Notice are held by a central securities depository (or its nominee(s)), the provisions of this Article shall be treated as applying only to such Default Shares held by the central securities depository (or its nominee(s)) and not (insofar as such person’s apparent interest is concerned) to any other shares held by the central securities depository (or its nominee(s)).

(c)

Where the member on which a Disclosure Notice is served is an Approved Nominee acting in its capacity as such, the obligations of the Approved Nominee as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed as an Approved Nominee.

(d)	Any Direction Notice shall cease to have effect:

(i)	in relation to any shares which are transferred by such member by means of an approved transfer; or

(ii)

when the Directors are satisfied that such member and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant Disclosure Notice.

(e)	The Directors may at any time give notice cancelling a Direction Notice.

(f)

Where an intermediary receives a Disclosure Notice and is in possession or control of the information to which the Disclosure Notice relates, it shall as soon as practicable provide the Company with that information. Any intermediary that receives a Disclosure Notice and is not in possession or control of the information to which it relates shall as soon as practicable:

(i)	inform the Company that it is not in possession or control of the information;

(ii)	where the intermediary is part of a chain of intermediaries, transmit the request to each other intermediary in the chain known to the first mentioned intermediary as being part of the chain; and

(iii)	provide the Company with the details of each intermediary, if any, to which the request has been transmitted under sub-paragraph (ii).

(g)

Unless otherwise required by applicable law, where a notice is served pursuant to the terms of this Article 7 on the Holder of a share and such Holder is a central securities depository (or its nominees(s)) acting in its capacity as the operator of a securities settlement system, the obligations of the central securities depository (or its nominees(s)) as a Holder pursuant to this Article 7 shall be limited to disclosing to the Company in accordance with this Article 7 such information relating to the ownership of or interests in the share concerned as has been recorded by it pursuant to the rules made and practices instituted by the central securities depository, provided that nothing in this Article 7 shall in any other way restrict the powers of the Directors under this Article 7.

(h)	For the purposes of this Article:

(i)

a person shall be treated as appearing to be interested in any shares if the member holding such shares has in response to a Disclosure Notice either (i) named such person as being so interested or (ii) failed to establish the identities of all those interested in the shares and (after taking into account the said response and any other relevant response to a Disclosure Notice) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(ii)

the prescribed period is 28 days from the date of service of the said Disclosure Notice unless the nominal value of the Default Shares represents at least 0.25 per cent of the nominal value of the issued shares of that class, when the prescribed period is 14 days from that date;

(iii)	a transfer of shares is an approved transfer if but only if:

(A)

it is a transfer of shares to an offeror by way or in pursuance of the acceptance of an offer made to all the Holders (or all the Holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them;

(B)

the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(C)	the transfer results from a sale made through a stock exchange on which the Company’s shares are normally traded.

(i)	Nothing contained in this Article shall limit the power of the Company under Section 1066 of the Act or otherwise under Irish law.

(j)

For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

8.	Allotment of shares

(a)

Subject to the provisions of the Acts relating to authority, pre-emption or otherwise in regard to the issue of, or the grant of options over, or other rights to subscribe for, new shares and of any resolution of the Company in general meeting passed pursuant thereto, all unissued shares (including treasury shares) for the time being in the capital of the Company shall be at the disposal of the Directors and (subject to the provisions of the Acts) they may allot, grant options over or otherwise dispose of them to such persons on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount to its nominal value and so that, in the case of shares offered for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b)

Without prejudice to the generality of the powers conferred on the Directors by the other paragraphs of this Article, the Directors may grant from time to time options to subscribe for the unallotted shares in the capital of the Company to persons in the service or employment of the Company or any subsidiary or associated company of the Company (including Directors holding executive offices) on such terms and subject to such conditions as may be approved from time to time by the Directors or by any committee thereof appointed by the Directors for the purpose of such approval.

(c)

The Company may issue warrants to subscribe (by whatever name they are called) to any person to whom the Company has granted the right to subscribe for shares in the Company (other than under a share option scheme for employees) certifying the right of the registered Holder thereof to subscribe for shares in the Company upon such terms and conditions as the right may have been granted.

(d)

Where the Directors are authorised to allot relevant securities in accordance with Section 1021 of the Act, the Company may at any time and from time to time resolve by a special resolution referring to this Article 8(d) that the Directors be empowered pursuant to Section 1023 of the Act to allot equity securities (as defined by Section 1023 of the Act) for cash pursuant to their authority to allot relevant securities as if sub-section (1) of Section 1022 of the Act did not apply to any such allotment provided that this power shall be limited to:

(i)

the allotment of equity securities in connection with any rights issue, open offer or otherwise in favour of ordinary shareholders (other than those holders with registered addresses outside the State to whom an offer would, in the opinion of the Directors, be impractical or unlawful in any jurisdiction) and/or any persons having a right to subscribe for or convert securities into ordinary shares in the capital of the Company (including without limitation any holders of options under any of the Company’s share option schemes for the time being) where the equity securities respectively attributable to the interests of such ordinary shareholders or such persons are proportionate (as nearly as may be) to the respective number of ordinary shares held by them or for which they are entitled to subscribe or convert into subject to such exclusions or other arrangements as the Directors may deem necessary or expedient to deal with any regulatory requirements, legal or practical problems in respect of overseas shareholders, fractional entitlements or otherwise; and

(ii)	the allotment of equity securities (other than pursuant to any such issue as referred to in paragraph (i) above) up to the maximum aggregate nominal value specified in such special resolution;

and such power (unless otherwise specified in such special resolution or varied or abrogated by special resolution passed at an intervening extraordinary general meeting) shall expire at the earlier of the close of business on the date of the next annual general meeting of the Company after the passing of such special resolution or on such later date as may be specified in the special resolution subject to the provisions of the Act, provided that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

9.	Payment of commission

The Company may exercise the powers of paying commissions conferred by the Acts. Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. On any issue of shares the Company may also pay such brokerage as may be lawful.

10.	Payment by instalments

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the share.

PART 3

SHARE CERTIFICATES

11.	Issue of certificates

Unless otherwise determined by the Directors or by the rights attaching to or the terms of issue of any particular shares, or to the extent required by the Act, any stock exchange, depository, central securities depository or any operator of any clearance or settlement system: (i) shares in the capital of the Company shall be issued in registered form; and (ii) save as required by applicable law, no person shall be entitled to a share certificate in respect of any Ordinary Share held by them in the share capital of the Company, whether such Ordinary Share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.

12.	[Reserved]

13.	Uncertificated shares

(a)

Notwithstanding anything in these Articles to the contrary and subject to the rules of the applicable central securities depository, the Directors may permit any class of shares to be held, and trades in those shares to be settled, through a securities settlement system operated by a central securities depository. Without prejudice to the generality and effectiveness of the foregoing:

(i)

the Directors may make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit for the purpose of implementing and/or supplementing the provisions of this Article and the facilities and requirements of the securities settlement system and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article;

(ii)

the Directors may utilise the securities settlement system to the fullest extent available from time to time in the exercise of the Company’s powers or functions under the Acts or these Articles or otherwise in effecting any actions;

(iii)

for the purposes of Article 117, any payment in the case of shares held through a securities settlement system may be made by means of the securities settlement system (subject always to the facilities and requirements of the securities settlement system) and without prejudice to the generality of the foregoing, the making of a payment in accordance with the facilities and requirements of the securities settlement system concerned shall be a good discharge to the Company;

(iv)

where any class of shares in the capital of the Company is held through a securities settlement system and the Company is entitled under any provisions of the Acts, or the rules made and practices instituted by the relevant central securities depository operating such securities settlement system or under these Articles (including, but not limited to, Article 41 and/or 42), to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any such shares, such entitlement (to the extent permitted by the Acts and the rules made and practices instituted by the central securities depository):

(A)

shall include the right to require the central securities depository to take such steps as may be necessary to sell or transfer such shares and/or to appoint any person to take such other steps in the name of the central securities depository (or its nominee(s)) as may be required to effect a transfer of such shares and such steps shall be as effective as if they had been taken by the central securities depository (or its nominee(s)); and

(B)

shall be treated as applying only to such shares held by the central securities depository (or its nominee(s)) and not to any other shares held by the central securities depository (or its nominee(s)).

PART 4

LIEN ON SHARES

14.	Extent of lien

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) payable at a fixed time or called in respect of that share. The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to all moneys payable in respect of it.

15.	Power of sale

The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is immediately payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the share may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

16.	Power to effect transfer

To give effect to a sale of a share provided for under this Part, the Directors may authorise some person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.	Proceeds of sale

The net proceeds of the sale of a share provided for under this Part, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is immediately payable and any residue shall be paid to the person entitled to the shares at the date of the sale in such manner as the Directors may determine.

PART 5

CALLS ON SHARES AND FORFEITURE

18.	Making of calls

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares and each member (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

19.	Time of call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

20.	Liability of joint Holders

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

21.	Interest on calls

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Acts) but the Directors may waive payment of the interest wholly or in part.

22.	Instalments treated as calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

23.	Power to differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

24.	Interest on moneys advanced

The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent, per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

25.	Notice requiring payment

(a)

If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

(b)

The notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(c)

If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

(d)

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

26.	Power of disposal

A forfeited share shall become the property of the Company and may be sold or re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

27.	Effect of forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares (and shall surrender to the Company for cancellation the certificate for such shares), but nevertheless shall remain liable to pay to the Company all moneys (including interest pursuant to these Articles) which, at the date of forfeiture, were payable by him to the Company in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

28.	Statutory declaration

A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

29.	Payment of sums due on share issues

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

PART 6

CONVERSION OF SHARES INTO STOCK

30.	Conversion of shares into stock

The Company by ordinary resolution may convert any paid up shares into stock and reconvert any stock into paid up shares of any denomination.

31.	Transfer of stock

The Holders of stock may transfer the same or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might have been transferred before conversion, or as near thereto as circumstances admit; and the Directors may fix from time to time the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each share from which the stock arose.

32.	Rights of stockholders

(a)

The Holders of stock shall have, according to the amount of stock held by them, the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which, if existing in shares, would not have conferred that right, privilege or advantage.

(b)

Such of these Articles as are applicable to paid up shares shall apply to stock, and for this purpose the word “share” herein shall include “stock” and the words “shareholder” and “member” herein shall include “stockholder”.

PART 7

TRANSFER OF SHARES

33.	Form of instrument of transfer

Subject to such of the restrictions of these Articles, the Acts and to such of the conditions of issue as may be applicable, the shares of any member may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve. The Directors may also permit title to any shares in the Company to be transferred without a written instrument of transfer where permitted by the Acts, subject to compliance with the requirements imposed under the relevant provisions of the Acts and any additional requirements which the Directors may approve.

34.	Execution of instrument of transfer

(a)

The instrument of transfer of any share shall be executed by or on behalf of the transferor and, in cases where the share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered in the Register in respect thereof.

(b)

The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or any other party designated by the Board for such purpose, and the Secretary or any other party designated by the Board for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or any other party designated by the Board for such purpose as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the member holding the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(c)

Notwithstanding the provisions of these Articles and subject to any regulations made under Section 1086 of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with the Act. The Directors shall have power to permit any class of shares to be held in a securities settlement system and to implement any arrangements they think fit for such evidencing and transfer which accord with the Act and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates, in order to give effect to the Act.

(d)

Subject to the Act, the Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) to the extent permitted by Section 1042 of the Act, claim a first and paramount lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

35.	Refusal to register transfers

(a)	The Directors in their absolute discretion and without assigning any reason therefor may decline to register:

(i)	any transfer of, or renunciation of a renounceable letter of allotment, a share which is not fully paid; or

(ii)	any transfer to or by a minor or person of unsound mind;

but this shall not apply to a transfer of such a share resulting from a sale of the share through a stock exchange on which the share is listed which has been approved at any time by the Board for the purpose of the listing of any shares in the Company on such exchange(s).

(b)	The Directors may decline to register any transfer, or renunciation of a renounceable letter of allotment, of any share unless:

(i)

it (being a transfer or renunciation which is not effected in a manner permitted by Article 34(c)) is accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or person renouncing to make the renunciation;

(ii)	it is in respect of one class of share only;

(iii)	it is in favour of not more than four transferees; and

(iv)

the instrument of transfer is duly stamped if required and it is lodged at the Office or at such other place as the Directors may appoint, accompanied by such evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

36.	Procedure on refusal

If the Directors refuse to register a transfer then, within two months after the date on which the transfer was lodged with the Company, they shall send to the transferee notice of the refusal.

37.	Absence of registration fees

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

38.	Retention of transfer instruments

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

39.	Renunciation of allotment

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.

PART 8

REGULATION OF BETTING AND GAMING ACTIVITIES: SUSPENSION OF RIGHTS OF MEMBERS AND

DISPOSAL OF SHARES

40.	Suspension of rights of members

If at any time the Company determines that a Shareholder Regulatory Event has occurred, it may, in its absolute discretion at any time, by written notice (a “Shareholder Regulatory Event Notice”) to the Holder(s) of any interest(s) in any shares in the Company to whom a Shareholder Regulatory Event relates (or to whom the Company reasonably believes it to relate), (the “Relevant Shares”) in its absolute discretion with immediate effect (or with effect from such date as is specified in such Shareholder Regulatory Event Notice), suspend one or more of the following rights attaching to such Relevant Shares:

(a)

the right to attend and speak at meetings of the Company and to vote either personally or by proxy at a general meeting or at a separate meeting of the Holders of that class of shares or to demand and vote on a poll exercisable in respect of any Relevant Shares;

(b)	the right to receive any payment or distribution (whether by way of dividend or otherwise) in respect of any Relevant Shares; and

(c)	the right to the issue of further shares or other securities in respect of the Relevant Shares.

41.	Required disposal of Disposal Shares

If at any time the Company determines that a Shareholder Regulatory Event has occurred it may, in its absolute discretion at any time, by written notice (a “Disposal Notice”) to a Holder of Relevant Shares require the recipient of the Disposal Notice or any person named therein as interested in (or reasonably believed to be interested in) the Relevant Shares to dispose of such number of shares as is specified in the Disposal Notice (the “Disposal Shares”) and for evidence in a form reasonably satisfactory to the Company that such disposal shall have been effected to be supplied to the Company within 14 days from the date of the Disposal Notice or within such other period as the Company shall (in its absolute discretion) consider reasonable. The Company may withdraw a Disposal Notice so given whether before or after the expiration of the period referred to therein if it appears to the Company that the ground or purported grounds for its service do not exist or no longer exist.

42.	Right of Company to sell Disposal Shares

If a Disposal Notice is not complied with in accordance with its terms or otherwise not complied with to the satisfaction of the Company within the time specified, and has not been withdrawn, the Company shall, in its absolute discretion, be entitled, so far as it is able, to dispose (or procure the disposal) of the Disposal Shares at the highest price reasonably obtainable by the Company or its agents in the circumstances and shall give written notice of any such disposal to those persons on whom the Disposal Notice was served. Subject to all applicable law and regulation, the Company itself may acquire Disposal Shares. Any such disposal by the Company shall be completed as soon as reasonably practicable after expiry of the time specified in the Disposal Notice and, in any event, within 90 days after the expiry of the time specified in the Disposal Notice provided that a disposal may be suspended during any period when dealings by the Directors in the Company’s shares are not permitted by applicable law or regulation but any disposal of Disposal Shares so suspended shall be completed within 30 days after the expiry of the period of such suspension.

43.	Steps to be taken in connection with sale of Disposal Shares

Neither the Company nor any Director, officer, employee or agent of the Company shall be liable to any Holder of or any person having any interest in Disposal Shares disposed of in accordance with Articles 40 – 42 (inclusive) or to any other person provided that, in disposing of such Disposal Shares, the Company acts in good faith within the time periods specified above. For the purpose of effecting any disposal of Disposal Shares, the Company may make such arrangements on behalf of the Holder of the Disposal Shares as it may think fit to transfer title to those shares and the Company may authorise in writing any Director, officer, employee or agent of the Company to execute any necessary transfer on behalf of the Holder(s) to the purchaser and enter the name of the transferee in the Register. The net proceeds of any such disposal shall be received by the Company whose receipt shall be a good discharge for the purchase money and shall be paid (without interest being payable thereon) to the former Holder of the Disposal Shares in such manner as the Directors may determine. The transferee shall not be bound to see the application of such proceeds and once the name of the transferee has been entered, into the Register in respect of the Disposal Shares, the validity of the transfer of the Disposal Shares shall not be questioned. Any delay on the part of the Company in exercising any or all of its rights under Articles 40 – 42 (inclusive) shall not in any way invalidate the transfer of any Disposal Shares made hereunder or any other steps undertaken in connection therewith. Save as otherwise specifically provided by Articles 40 - 42 (inclusive), the manner, timing and terms of any disposal of Disposal Shares by (or on behalf of) the Company shall be determined by the Company and the Company may take advice from such persons as are considered by it to be appropriate as to the manner, timing and terms of any such disposal.

44.	Meaning of Shareholder Regulatory Event

For the purposes of Articles 40 – 42 (inclusive), a Shareholder Regulatory Event shall occur if:

(a)

a Gaming Regulatory Authority informs the Company or any member of the Group that any member of the Company, the owner of any share, or any person interested or believed to be interested in shares of the Company is for whatever reason:

(i)	unsuitable to be a person interested in shares of the Company;

(ii)	not licensed or qualified to be a person interested in shares of the Company; or

(iii)	disqualified as a holder of interests in shares of the Company,

under any legislation regulating the operation of any betting or gaming activity or any activity ancillary or related thereto undertaken or to be undertaken by the Company or any member of the Group or any other company, partnership, body corporate or other entity in which the Company or any member of the Group is interested; and/or

(b)

a Gaming Regulatory Authority by reason, in whole or in part, of the interest of any person or persons in shares of the Company (or by its belief as to the interest of any person or persons in such shares) has:

(i)

refused or indicated to the Company or any member of the Group or any other company, partnership, body corporate or other entity in which the Company or any member of the Group is interested that it will or is likely to or may refuse;

(ii)

revoked or cancelled or indicated to the Company or any member of the Group or any other company, partnership, body corporate or other entity in which the Company or any member of the Group is interested that it will or is likely to or may revoke or cancel;

(iii)

opposed or indicated to the Company or any member of the Group or any other company, partnership, body corporate or other business in which the Company or any member of the Group is interested that it will or is likely to or may oppose; or

(iv)

imposed any condition or limitation which may have a material adverse impact upon the operation of any betting or gaming activity or any activity ancillary or related thereto undertaken or to be undertaken by the Company or other entity in which the Company or any member of the Group is interested, or upon the benefit of which the Company or any other member of the Group derives or is likely to derive from the operation by any other member of the Group or any other company, partnership, body corporate, or other entity in which the Company or any member of the Group is interested in any betting or gaming activity or any activity ancillary or related thereto or indicated to the Company or any member of the Group or any such other company, partnership, body corporate or other entity that it will or is likely to or may impose any such condition or limitation, in relation to:

the grant, renewal, or the continuance of any registration, licence, approval, finding of suitability, consent, or certificate required by any legislation regulating (or code of conduct or practice recognised or endorsed by the Gaming Regulatory Authority relevant to) the operation of any betting or gaming activity or any activity ancillary or related thereto undertaken or to be undertaken by the Company or any member of the Group or any other company, partnership, body corporate or other entity in which the Company or any member of the Group is interested, which is held by or has been applied for by the Company or any member of the Group or other such person.

45.	Interpretation of provisions regarding Shareholder Regulatory Event

For the purpose of Articles 40 – 45 (inclusive):

(a)

the Company may, in determining the reason for any action or potential action of a Gaming Regulatory Authority, have regard to any statements or comments made by any members, officers, employees or agents of the Gaming Regulatory Authority whether or not such statements or comments form part of or are reflected in any official determination issued by the Gaming Regulatory Authority, and may act notwithstanding any appeal in respect of the decision of any Gaming Regulatory Authority;

(b)

a “Gaming Regulatory Authority” means any authority wherever located (whether a government department, independent body established by legislation, a government, self-regulating organisation, court, tribunal, commission, board, committee or otherwise) vested with responsibility (with or without another or others) for the conduct of any betting or gaming activity or any activity ancillary, or related thereto;

(c)

the Board may exercise the powers of the Company under Articles 40 – 45 (inclusive) and any powers, rights or duties conferred by Articles 40 – 45 (inclusive) on the Company and exercisable by the Board may be exercised by a duly authorised committee of the Board or any person(s) to whom authority has been delegated by the Board or any such committee of the Board, as applicable;

(d)

any resolution or determination of, or any decision or the exercise of any discretion or power under Articles 40 – 45 (inclusive) by the Company, the Board, a duly authorised committee of the Board or any person to whom authority has been delegated thereby shall be final and conclusive and binding on all concerned, and neither the Company, the Board, nor any person acting under the authority thereof shall be obliged to give any reason(s) therefor;

(e)

“interest” and “interested in” in relation to the Company’s shares means any interest whatsoever in shares (of any size) which would be taken into account in deciding whether a notification to the Company would be required under Chapter 4 of Part 17 of the Act; and

(f)

“betting or gaming activity or any activity ancillary or related thereto” includes (but is not limited to) the provision of online services to customers in connection with such activity or activities and shall include the provision of financial services.

PART 9

TRANSMISSION OF SHARES

46.	Death of a member

If a member dies the survivor or survivors where he was a joint Holder, and his personal representatives where he was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

47.	Transmission on death or bankruptcy

A person becoming entitled to a share in consequence of the death or bankruptcy of a member may elect, upon such evidence being produced as the Directors may properly require, either to become the Holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

48.	Rights before registration

A person becoming entitled to a share by reason of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may properly require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that, before being registered as the Holder of the share, he shall not be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company. The Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety days, the Directors thereupon may withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

PART 10

ALTERATION OF SHARE CAPITAL

49.	Increase of capital

(a)	The Company from time to time by ordinary resolution may increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

(b)

Subject to the provisions of the Acts, the new shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

(c)

Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

50.	Consolidation, sub-division and cancellation of capital

The Company, by ordinary resolution, may:

(a)	consolidate and divide all or any of its share capital into shares of larger amount;

(b)

subdivide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub-division, one or more of the shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares); or

(c)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

51.	Fractions on consolidation

Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may sell, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

52.	Purchase of own shares

Subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares, the Company or any subsidiary of the Company may purchase any of the Company’s shares of any class (including redeemable shares) at any price (whether at par or above or below par), and so that any shares to be so purchased may be selected in any manner whatsoever and on such terms and conditions and in such manner as the Directors may from time to time determine but subject to the provisions of the Act and the authority granted by ordinary resolution of the Company. Any shares so purchased may be cancelled or held by the Company as treasury shares. The Company or any subsidiary of the Company shall not make a purchase of shares in the Company unless the purchase has first been authorised by an ordinary resolution of the Company and, if applicable, by an ordinary resolution passed at a separate general meeting of the holders of each class of shares or a resolution passed by a majority representing at least a majority of the voters at a separate general meeting of the holders of the Company’s loan stock (if any), which, at the date on which the purchase is authorised by the Company in general meeting, entitle them, either immediately or at any time subsequently, to convert all or any of the shares or loan stock of that class held by them into equity share capital of the Company.

53.	Reduction of capital

The Company, by special resolution, may reduce its share capital, any capital redemption reserve fund, share premium account or any undenominated capital in any manner and with, and subject to, any incident authorised, and consent required, by law.

PART 11

GENERAL MEETINGS

54.	Location of general meetings

Subject to the Acts, any general meeting may be held outside the State.

54A.	Means of holding general meetings

(a)

Subject to the provisions of the Acts concerning general meetings, the Directors may resolve to enable attendance at all general meetings (including annual, extraordinary and class meetings of the members of the Company) by the use of a webcast, conference telephone or any other type of electronic means provided that the members (whether present in person, by proxy or by authorised representative), other persons entitled to attend such meetings and the Auditors have been notified of the convening of the meeting and the availability of the webcast, conference telephone or other type of electronic means for the meeting and, if present at the meeting as hereinafter provided, can hear and speak at the meeting. Such participation in a meeting shall constitute presence and attendance in person at the meeting and the persons in attendance may be situated in any part of the world for any such meeting.

(b)

The Directors may resolve to enable persons entitled to attend a general meeting of the Company or of any class of members of the Company to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present at any such satellite meeting place in person, by proxy or by authorised representative and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(i)

communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and

(ii)	have access to all documents which are required by the Acts and these Articles to be made available at the meeting.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

(c)	Nothing in this Article 54A permits a general meeting to be held exclusively via electronic facilities.

55.	Annual general meetings

The Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting and that of the next.

56.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

57.	Convening general meetings

The Directors may convene general meetings. Extraordinary general meetings may also be convened on such requisition, or in default may be convened by such requisitionists, and in such manner as may be provided by the Acts. If at any time there are not within the State sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

58.	Class meetings

All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:

(a)

the necessary quorum shall be two or more persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting; and

(b)	any Holder of shares of the class present in person or by proxy may demand a poll; and

(c)	on a poll, each Holder of shares of the class shall have one vote in respect of every share of the class held by him.

59.	Notice of general meetings

(a)

Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one Clear Days’ notice. Any other extraordinary general meeting shall be called by at least fourteen Clear Days’ notice.

(b)

Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend, speak, ask questions and vote is entitled to appoint a proxy to attend, speak, ask questions and vote in his place and that a proxy need not be a member of the Company. Subject to any restrictions imposed on any shares, the notice shall be given to all the members and to the Directors and Auditors.

(c)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d)

Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts.

59A.	Proposed Director nominations

(a)	General meetings

(i)

Nominations of persons for election as a Director to be considered by the shareholders may be made at an annual general meeting only (i) pursuant to the Company’s notice of general meeting delivered pursuant to Article 59, (ii) by or at the direction of the Directors or any authorised committee thereof, or (iii) by any member of the Company who is entitled to vote at the meeting, who has complied with the notice procedures set forth in this Article 59A(a)(ii) and 59A(a)(iii) and who was recorded in the Register as a member at the time such notice is delivered to the Secretary and on the Record Date for the relevant meeting and who is otherwise entitled under applicable law to propose such nomination for consideration by shareholders at the relevant annual general meeting.

(ii)

For nominations of persons for election to the Board to be properly brought before an annual general meeting by a member pursuant to clause (iii) of this Article 59A(a)(i), the member must have given timely notice thereof in writing to the Secretary. To be timely, a member’s notice for such nomination shall be delivered to the Secretary at the Office of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than 30 days before or delayed by more than 70 days from the anniversary date of the previous year’s annual general meeting, or if no annual general meeting was held in the preceding year, notice by the member to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The number of nominees a member may nominate for election at the annual general meeting on such member’s own behalf (or in the case of a member giving the notice of on behalf of a beneficial owner, the number of nominees a member may nominate for election at the annual general meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual general meeting or permitted by these Articles. Public announcement of an adjournment or postponement of an annual general meeting shall not commence a new time period (or extend any time period) for the giving of a member’s notice. Notwithstanding anything in this Article 59A(a)(ii) to the contrary, if the number of directors to be elected to the Board at an annual general meeting is increased after the time period for which nominations would otherwise be due under this Article and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the prior year’s annual general meeting of shareholders, then a member’s notice required by this Article shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Company.

(iii)	A member’s notice delivered pursuant to this Article 59(A) shall set forth:

(A)

as to each person whom the member proposes to nominate for election or re-election as a Director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in the proxy statement and/or the Company’s notice of annual general meeting and to serving as a Director if elected, (iii) a description of any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director and (iv) such person’s written representation and agreement that such person (x) is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how such person would vote or act on any issue or question as a Director (“Voting Commitment”) that has not been disclosed to the Company or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law and (y) in such person’s individual capacity, would be in compliance, if elected as a Director, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Company;

(B)

as to the member giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such member, as they appear on the Register, and of such beneficial owner, (ii) the class or series and number of shares in the capital of the Company which are owned, directly or indirectly, beneficially and of record by such member and/or such beneficial owner, (iii) a representation that the member is a holder of record of Ordinary Shares or other issued share capital of the Company at the time of the giving of the notice, will be entitled to vote at such annual general meeting and will appear in person or by proxy at the meeting to propose such nomination, (iv) a representation whether the member or the beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith (collectively, “proponent persons”) will be or are part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding issued share capital required to elect the nominee and/or (y) otherwise to solicit proxies or votes from members in support of such nomination, (v) a representation whether the member or beneficial owner is being financed or indemnified by a third party for making the proposal; (vi) if such member or any other proponent person intends to engage in a solicitation with respect to a nomination pursuant to this Article 59A, (x) a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and (y) a representation that such member or other proponent person, if any, intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s issued share capital required under Rule 14a-19 under the Exchange Act; (vii) a certification regarding whether such member and beneficial owner, if any, have complied with all applicable legal requirements in connection with the member’s and/or beneficial owner’s acquisition of Ordinary Shares or other share capital or other securities of the Company and/or the member’s and/or beneficial owner’s acts or omissions as a member of the Company and (viii) any other information relating to such member and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(C)

a description of any agreement, arrangement or understanding with respect to the nomination and/or the voting of shares of any class or series of issued share capital of the Company between or among the member giving the notice or any beneficial owner, and any other proponent person; and

(D)

a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Company, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of issued share capital of the Company and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Company.

(iv)

A member providing notice of a proposed nomination for election to the Board to be brought before a meeting (whether given pursuant to this Article 59A(a)(iii) or 59A(b)) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the members entitled to notice of the annual general meeting and (y) as of the date that is 15 days prior to the annual general meeting or any adjournment or postponement thereof, provided that if the record date for determining the members entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the Office of the Company not later than five days after the record date for determining the members entitled to notice of the annual general meeting (in the case of any update and supplement required to be made as of the record date for determining the members entitled to notice of the annual general meeting), not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen days prior to the meeting or adjournment or postponement thereof) and not later than five days after the record date for determining the members entitled to vote at the annual general meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than 15 days prior the date of the meeting or any adjournment or postponement thereof). In addition, if any member provides notice of a proposed nomination for election to the Board pursuant to Rule 14a-19 under the Exchange Act, such member shall deliver to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act. In addition to the other requirements of this Article 59A, each person whom a member proposes to nominate for election to the Board must deliver in writing (in accordance with the time periods prescribed for delivery of notice under Article 59A(a)(ii) herein) to the Secretary at the Office of the Company a completed written questionnaire with respect to the background, qualifications, share ownership and independence of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request of any member of record identified by name within five business days of such written request). The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director and to determine the independence of such Director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(b)

Extraordinary general meetings. Nominations of persons for election to the Board may be made at an extraordinary general meeting at which Directors are to be proposed for election pursuant to the Company’s notice of meeting (i) by or at the direction of the Board or any authorised committee thereof or (ii) provided that the Board has determined that directors shall be proposed for election at such meeting, by any member of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Article 59A and who is recorded as a member in the Register at the time such notice is delivered to the Secretary and on the Record Date for the relevant meeting. In the event the Company calls an extraordinary general meeting for the purpose of proposing the election of one or more directors to the Board, any such member entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting if the member’s notice as required by Article 59A(a)(ii) shall be delivered to the Secretary at the Office of the Company not earlier than the close of business on the 120th day prior to such extraordinary general meeting and not later than the close of business on the later of the 90th day prior to such extraordinary general meeting or the 10th day following the day on which the Company first makes a public announcement of the date of the extraordinary general meeting at which Directors are to be elected. In no event shall the public announcement of an adjournment or postponement of an extraordinary general meeting commence a new time period (or extend any time period) for the giving of a member’s notice as described above.

(c)	General

(i)

Notwithstanding the foregoing provisions of this Article 59A, unless otherwise required by law, if any member (i) provides notice of a proposed nomination for election to the Board pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder, as determined by the chairman of the meeting, then the Company shall disregard any proxies or votes solicited for such nominees and shall not be required to put the resolution to a vote of shareholders. In addition, any member that provides notice of a proposed nomination for election to the Board pursuant to Rule 14a-19 under the Exchange Act shall notify the Secretary within two business days of any change in such member’s intent to deliver a proxy statement and form of proxy to the amount of holders of shares of the Company’s issued share capital required under Rule 14a-19 under the Exchange Act.

(ii)

Only such persons who are nominated in accordance with the procedures set forth in this Article 59A shall be eligible to serve as Directors. Except as otherwise provided by law, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination to be brought before the meeting was made in accordance with the procedures set forth in these Articles and, if any proposed nomination is not in compliance with these Articles, to declare that such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Article 59A, unless otherwise required by law, if the member (or a qualified representative or proxy of the member) does not appear at the annual general or extraordinary meeting of members of the Company to present a nomination, such nomination shall be disregarded and the Company shall not be required to put any related resolutions to a vote of shareholders, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article 59A, to be considered a qualified representative of the member, a person must be a duly authorised officer, manager or partner of such member or must be authorised by a writing executed by such member or an electronic transmission delivered by such member to act for such member as proxy at the meeting of members and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of members.

(iii)

Notwithstanding the foregoing provisions of this Article 59A, a member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Article 59A; provided, however, that, to the fullest extent permitted by law, any references in these Articles to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Article 59A (including clauses (i) and (ii) of this Article 59A(a)(i)), and compliance with clauses (i) and (ii) of this Article 59A(a)(i) shall be the exclusive means for a member to make nominations. Nothing in these Articles shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Ordinary Shares as to dividends or upon liquidation to elect directors under specified circumstances.

(iv)	Any person directly or indirectly soliciting proxies from other members must use a proxy card colour other than white, which shall be reserved for the exclusive use by the Board.

PART 12

PROCEEDINGS AT GENERAL MEETINGS

60.	Quorum for general meetings

(a)

No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, two persons entitled to vote upon the business to be transacted, present in person or by proxy or as a duly authorised representative of a corporate member, shall be a quorum.

(b)

If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour from the time appointed for the meeting, the meeting, if convened otherwise than by resolution of the Directors, shall be dissolved, but if the meeting shall have been convened by resolution of the Directors, a proxy appointed by a central securities depository (or its nominee(s)) entitled to be counted in a quorum present at the meeting shall be a quorum.

61.	Special business

All business shall be deemed special that is transacted at an extraordinary general meeting. All business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the consideration of the Company’s statutory financial statements and report of the Directors and the report of the Auditors on those statements, a review by the members of the Company’s affairs, the election of Directors in the place of those retiring (whether pursuant to Article 91 or otherwise), the fixing of the remuneration of the Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

62.	Chairman of general meetings

(a)

The chairman of the Board or, in his absence, the deputy chairman (if any) or, in his absence, some other Director nominated by the Directors, shall preside as chairman at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one of their number to be chairman of the meeting and, if there is only one Director present and willing to act, he shall be chairman.

(b)

If at any general meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present (whether in person or by proxy) and entitled to vote shall choose one of the members present or a proxy to be chairman of the meeting.

(c)	The person appointed as chairman of a general meeting under this Article shall be known as the Chairman of such meeting.

63.	Directors’ and Auditors’ right to attend general meetings

A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

64.	Adjournment of general meetings

The Chairman, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen days or more or sine die, at least seven Clear Days’ notice shall be given specifying the time and the place of and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

65.	Determination of resolutions

At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

66.	[Reserved]

67.	Taking of a poll

(a)

Save as provided in paragraph (b) of this Article, a poll shall be taken in such manner as the Chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken.

(b)

A poll taken on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll taken on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the Chairman may direct. The taking of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was taken.

68.	Votes of members

(a)

A person shall be entered on the Register by the Record Date specified in respect of a general meeting in order to exercise the right of a member to participate and vote at the general meeting and any change to an entry on the Register after the Record Date shall be disregarded in determining the right of any person to attend and vote at the meeting. The Directors may from time to time fix a Record Date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of the Company. The Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Directors, and the Record Date shall be not more than sixty nor less than ten days before the date of such meeting. Unless the Directors determine otherwise, a determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment or postponement of the meeting.

(b)

Votes may be given either personally (including by a duly authorised representative of a corporate member) or by proxy. Subject to the provisions of Article 71 and/or Article 72 and subject to any rights or restrictions for the time being attached to any class or classes of shares, on a poll every member present in person or by proxy shall have one vote for every share carrying voting rights of which he is the Holder. On a poll taken at a meeting of the Company or a meeting of any class of members of the Company, a member, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

(c)

Subject to such requirements and restrictions as the Directors may specify, the Company may permit Holders to vote by correspondence in advance of a general meeting in respect of one or more of the resolutions proposed at a meeting. Where the Company permits Holders to vote by correspondence, it shall only count votes cast in advance by correspondence, where such votes are received at the address and before the date and time specified by the Company, provided the date and time is no more than 24 hours before the time at which the vote is to be concluded.

(d)

Subject to such requirements and restrictions as the Directors may specify, the Company may permit Holders who are not physically present at a meeting to vote by electronic means at the general meeting in respect of one or more of the resolutions proposed at a meeting.

(e)

Where a Holder requests a full account of a vote before or on the declaration of the result of a vote at a general meeting, then with respect to each resolution proposed at a general meeting the Company shall establish:

(i)	the number of shares for which votes have been validly cast;

(ii)	the proportion of the Company’s issued share capital at close of business on the day before the meeting represented by those votes;

(iii)	the total number of votes validly cast, and

(iv)	the number of votes cast in favour of and against each resolution and, if counted, the number of abstentions.

(f)

Where no Holder requests a full account of the voting before or on the declaration of the result of a vote at a general meeting, it shall be sufficient for the Company to establish the voting results only to the extent necessary to ensure that the required majority is reached for each resolution. The Company shall ensure that a voting result established in accordance with this Article is published on its internet site not later than the end of the fifteenth day after the date of the meeting at which the voting result was obtained.

69.	Voting by joint Holders

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders, and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.

70.	Voting by incapacitated Holders

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these Articles for the receipt of proxy appointments not later than the latest time specified by the Directors (subject to the requirements of the Act) and in default the right to vote shall not be exercisable.

71.	Default in payment of calls

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all moneys then payable by him in respect of that share have been paid.

72.	Restriction of voting rights

(a)

If at any time the Directors shall determine that a Specified Event (as defined in paragraph (g)) shall have occurred in relation to any share or shares the Directors may serve a notice to such effect on the Holder or Holders thereof. Upon the service of any such notice (in these Articles referred to as a “Restriction Notice”) no Holder or Holders of the share or shares specified in such Restriction Notice shall be entitled, for so long as such Restriction Notice shall remain in force, to attend or vote at any general meeting or any general meeting of Holders of the class of shares concerned, either personally or by proxy.

(b)

A Restriction Notice shall be cancelled by the Directors as soon as reasonably practicable, but in any event not later than forty-eight hours, after the Holder or Holders concerned shall have remedied the default by virtue of which the Specified Event shall have occurred. A Restriction Notice shall automatically cease to have effect in respect of any share transferred upon registration of the relevant transfer provided that a Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the share shall occur and for this purpose it shall be assumed that no such change has occurred where a transfer form in respect of the share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor or transferee claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

(c)

The Directors shall cause a notation to be made in the Register against the name of any Holder or Holders in respect of whom a Restriction Notice shall have been served indicating the number of shares specified in such Restriction Notice and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice.

(d)

Any determination of the Directors and any notice served by them pursuant to the provisions of this Article shall be conclusive as against the Holder or Holders of any share and the validity of any notice served by the Directors in pursuance of this Article shall not be questioned by any person.

(e)

If, while any Restriction Notice shall remain in force in respect of any Holder or Holders of any shares, such Holder or Holders shall be issued any further shares as a result of such Holder or Holders not renouncing any allotment of shares made to him or them pursuant to a capitalisation issue under Part 23 of these Articles, the Restriction Notice shall be deemed also to apply to such Holder or Holders in respect of such further shares on the same terms and conditions as were applicable to the said Holder or Holders immediately prior to such issue of further shares.

(f)

Where a Restriction Notice is served on a central securities depository (or its nominee(s)) acting in its capacity as operator of a securities settlement system, the provisions of this Article shall be treated as applying only to such number of shares as is equal to the number of Relevant Shares held by the central securities depository (or its nominee(s)) and not to any other shares held by the central securities depository (or its nominee(s)).

(g)	For the purpose of these Articles the expression “Specified Event” in relation to any share shall mean:

(i)	the failure by the Holder or Holders thereof to pay any call or instalment of a call in the manner and at the time appointed for payment thereof; or

(ii)

the failure by the Holder thereof or any of the Holders thereof to comply, to the satisfaction of the Directors, with all or any of the terms of Article 7 and/or Article 40 – 45 (inclusive) in respect of any notice or notices given to him or any of them thereunder.

73.	Time for objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the Chairman whose decision shall be final and conclusive.

74.	Appointment of proxy

Every member entitled to attend, speak, ask questions and vote at a general meeting may appoint a proxy or proxies to attend, speak, ask questions relating to items on the agenda:

(a)

subject to Section 1107 of the Act and vote on his behalf and may appoint more than one proxy to attend, speak, ask questions and vote at the same general meeting provided that, where a shareholder appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to different shares held by that shareholder.

(b)

The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointor. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. A member shall be entitled to appoint a proxy by electronic means, to an address specified by the Company. The proxy form must make provision for three-way voting (i.e. to allow votes to be cast for or against a resolution or to be withheld) on all resolutions intended to be proposed, other than resolutions which are merely procedural.

(c)

Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the securities settlement system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the securities settlement system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

(d)	Without limiting the foregoing, in relation to any shares which are deposited in a central securities depository, the Directors may from time to time:

(i)

permit appointments of a proxy to be made by means of an electronic communication (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant securities settlement system concerned and received by such central securities depository in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant securities settlement system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of, any such proxy instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such central securities depository. The Directors may treat any such proxy instruction which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder;

(ii)

agree with the central securities depository for such other proxy arrangements to operate, including an arrangement where the chairman of all meetings of shareholders shall, unless otherwise directed, be the proxy for all shareholder meetings in respect of all shares deposited in such central securities depository on the basis that such chairman shall only vote as proxy in accordance with such instructions as the central securities depository may give; and

(iii)

agree with a central securities depository that where shares have been deposited in another central securities depository that proxy instructions may be given via the systems of that other central securities depository to the exclusion of the first central securities depository.

75.	Bodies corporate acting by representatives at meetings

(a)

Any body corporate which is a member, or a proxy for a member, of the Company may authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company and, subject to evidence being furnished to the Company of such authority as the Directors may reasonably require, any person(s) so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company (or a proxy appointed to act on behalf of a member of the Company, as applicable) or, where more than one such representative is so authorised, all or any of the rights attached to the shares in respect of which he is so authorised. Where a body corporate appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise the rights attached to a different shares held by that body corporate or in respect of which the proxy has been appointed.

(b)

Any body corporate which is an owner of a share may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers (if any) on behalf of the body corporate which he represents as that body corporate is entitled to exercise in accordance with Article 3.

76.	Receipt of proxy appointments

(a)	Where the appointment of a proxy and any authority under which it is signed or a copy certified notarially or in some other way approved by the Directors is to be received by the Company:

(i)

in physical form it shall be deposited at the Office or (at the option of the member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting;

(ii)	in electronic form, it may be so received where an address has been specified by the Company for the purpose of receiving electronic communications:

(A)	in the notice convening the meeting; or

(B)	in any appointment of proxy sent out by the Company in relation to the meeting; or

(C)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;

provided that it is so received by the Company not later than the latest time approved by the Directors (subject to the requirements of the Act) in respect of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid or, in the case of a meeting which is adjourned to, a date not later than the date of the meeting which was adjourned, it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is so received by the Company at the commencement of the adjourned meeting or the taking of the poll. An appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so received for the purposes of any meeting shall not require to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates; and

(iii)

where any class of shares in the capital of the Company is held through a securities settlement system, the Directors may determine that it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is received by the Company at such address and in such manner and time as may be specified by the Directors not being later than the commencement of the meeting, adjourned meeting or (as the case may be) of the taking of the poll at the meeting (or any adjournment thereof).

77.	Effect of proxy appointments

(a)

Receipt by the Company of an appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment of a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates and shall be deemed to confer authority to speak at a general meeting and join in taking a poll.

(b)

A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed as the proxy to attend, and to speak and vote, at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain at his discretion on any resolution put to the vote.

78.	Effect of revocation of proxy or of authorisation

(a)

A vote given in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal, or the revocation of the appointment of a proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or the transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, winding up, revocation or transfer is received by the Company at the Office before the commencement of the meeting.

(b)

The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without reply paid envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. The proxy form may make provision for three-way voting on all resolutions intended to be proposed, other than resolutions which are merely procedural. If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy, but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.

PART 13

DIRECTORS

79.	Number of Directors

Unless otherwise determined by the Company in general meeting by Special Resolution, the number of Directors shall not be more than fifteen nor less than four, provided that the exact number of Directors shall be fixed from time to time by the Board of Directors, at its sole discretion, by a resolution of the Directors passed in accordance with these Articles. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum in circumstances other than those described in Article 93(b) the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two shareholders may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

80.	Share qualification

A Director shall not require a share qualification.

81.	Ordinary remuneration of Directors

The ordinary remuneration of the Directors shall not exceed such amount as may be determined from time to time by the Board and shall be divisible (unless such resolution shall provide otherwise) among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.

82.	Special remuneration of Directors

Notwithstanding Article 81, any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

83.	Expenses of Directors and use of Company Property

(a)

The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

(b)

A Director is expressly permitted (for the purposes of Section 228(1)(d) of the Act) to use the Company’s property subject to such conditions as may be or have been approved by the Board or pursuant to any delegation by the Board in accordance with these Articles or as permitted by their terms of employment or appointment.

84.	Alternate Directors

(a)

Any Director may appoint by writing (whether in electronic form or otherwise) under his hand any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors. Any such authority may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile, electronic or advanced electronic signature of the Director giving such authority.

(b)

An alternate Director shall be entitled, subject to his giving to the Company an address within the State or the United Kingdom, to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

(c)

Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

(d)	If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine.

(e)

A Director may revoke at any time the appointment of any alternate appointed by him. Any appointment or revocation by a Director under this Article shall be effected by notice in writing given under his hand to the Secretary or deposited at the Office or in any other manner approved by the Directors.

(f)

The appointment of an alternate director shall ipso facto determine on the happening of any event which if he were a Director would cause him to vacate such office and shall also determine ipso facto if the Director concerned ceases for any reason to be a Director, but if a Director retires pursuant to Article 91 or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

(g)

Any appointment or revocation by a Director under this Article shall be effected by notice in writing (whether in electronic form or otherwise) given under his hand to the Secretary or deposited or received at the Office or in any other manner approved by the Directors.

PART 14

POWERS OF DIRECTORS

85.	Directors’ powers

Subject to the provisions of the Acts, the memorandum of association of the Company and these Articles and to any directions by the members given by special resolution, not being inconsistent with these Articles or with the Acts, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Acts or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the memorandum of association of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

86.	Power to delegate

Without prejudice to the generality of the last preceding Article, the Directors may delegate any of their powers, authorities or discretions to:

(a)	the Chief Executive or any Director holding any other executive office or any person or persons employed by the Company or any of its subsidiaries; and/or

(b)

to any committee consisting of one or more Directors together with such other persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee appointed by the Directors shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present at the meeting at which it was passed are Directors.

Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying save that the quorum for the transaction of any such committee shall unless otherwise determined by the Directors be two. Save where expressly resolved otherwise by the Directors, any delegation of powers, authorities or discretions pursuant to this Article may be further sub-delegated either without limitation or subject to such limitations as may be imposed by the delegate of such powers.

87.	Appointment of attorneys

The Directors, from time to time and at any time by power of attorney, may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

88.	Local management

Without prejudice to the generality of Article 85, the Directors may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such committee, local board or agency, without notice of any such removal, annulment or variation shall be affected thereby.

89.	Borrowing powers

The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and subject to Part 3 of the Act to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

90.	Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.

PART 15

APPOINTMENT AND RETIREMENT OF DIRECTORS

91.	Retirement

(a)	At each annual general meeting of the Company every Director shall retire from office.

(b)

A Director who retires at an annual general meeting may be reappointed, if willing to act. If he is not reappointed (or deemed to be reappointed pursuant to these Articles) he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

92.	Deemed reappointment

If the Company, at the meeting at which a Director retires pursuant to Article 91, does not fill the vacancy the retiring Director, if willing to act, shall be deemed to have been re-appointed, unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the meeting and lost.

93.	Eligibility for appointment

(a)	No person other than a Director retiring pursuant to Article 91 shall be appointed a Director at any general meeting unless he is nominated in accordance with the procedures set forth in Article 59A.

(b)

If, at any General Meeting, the number of Directors is reduced below the minimum number prescribed pursuant to Article 79, (the “Minimum Threshold”) due to failure of any Director or Directors to be re-elected, then in those circumstances, the Director nominees receiving the highest number of votes in favour of re-election shall be deemed re-elected only to the extent required to ensure the Minimum Threshold is satisfied. Where one or more Directors are re-elected, then those re-elected Directors shall hold office until the next Annual General Meeting while the Directors who have been deemed to be re-elected hold office only to the extent required to meet the Minimum Threshold and only until such time as one or more additional Directors have been appointed to replace them.

(c)	No person shall be appointed or reappointed a director if he is 75 years of age or over.

93A.

Each Director shall be elected by an Ordinary Resolution at an Annual General Meeting, except that if: (a) the Secretary receives notice that one or more members has proposed to nominate one or more persons for election or re-election to the Board, which notice purports to be in compliance with the requirements for member nominations set forth in these Articles, irrespective of whether the Board at any time determines that any such notice is not in compliance with such requirements; and (b) such nomination or nominations have not been formally and irrevocably withdrawn by such members on or prior to the date that is ten (10) business days in advance of the date that the Company first mails its notice of meeting for such meeting to the members of the Company, and the number of validly nominated Director nominees exceeds the number of Directors fixed by the Board in accordance with Article 93 (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors. For the purposes of this Article 93A, “elected by a plurality” means the election of those validly nominated Director nominees equal in number to the number of seats to be filled at the relevant general meeting that received the highest number of votes in the contested election.

94.	Appointment of additional Directors

(a)	Subject as aforesaid, the Company by ordinary resolution may appoint a person to be a Director either to fill a vacancy or as an additional Director.

(b)

The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors who are to retire pursuant to Article 91 at the meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.

PART 16

DISQUALIFICATION AND REMOVAL OF DIRECTORS

95.	Disqualification and removal of Directors

The office of a Director shall be vacated ipso facto if:

(a)	he is restricted or disqualified from acting as a director of any company under the provisions of Part 14 of the Act;

(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	in the opinion of a majority of his co-Directors, he becomes incapable by reason of mental disorder of discharging his duties as a Director;

(d)	(not being a Director holding for a fixed term an executive office in his capacity as a Director) he resigns his office by notice to the Company;

(e)	he is convicted of an indictable offence, unless the Directors otherwise determine;

(f)

he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and his alternate Director (if any) shall not have attended any such meeting in his place during such period, and the Directors pass a resolution that by reason of such absence he has vacated office;

(g)	he is required in writing by all his co-Directors to resign; or

(h)	he attains 75 years of age.

96.	Removal of Directors

The Company, by ordinary resolution of which notice has been given in accordance with the provisions of the Acts, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by ordinary resolution appoint another Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

PART 17

DIRECTORS’ OFFICES AND INTERESTS

97.	Executive offices

(a)

The Directors may appoint one or more of their body to the office of Chief Executive or to any other executive office under the Company (including, where considered appropriate, the office of Chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

(b)

A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

(c)

The appointment of any Director to the office of Chairman or Chief Executive shall determine automatically if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(d)

The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(e)

A Director may hold any other office or place of profit under the Company (except that of Auditor to the Company or any subsidiary thereof) in conjunction with his office of Director, and may act in a professional capacity to the Company, on such terms as to remuneration and otherwise as the Directors shall arrange.

98.	Directors’ interests

(a)	Subject to the provisions of the Acts, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

(i)

may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or associated company thereof or in which the Company or any subsidiary or associated company thereof is otherwise interested;

(ii)

may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or associated company thereof is otherwise interested; and

(iii)

shall not be accountable, by reason of his office, to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(b)

No Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director’s interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

(c)

A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(d)	For the purposes of this Article:

(i)

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

99.	Restriction on Directors’ voting

(a)

Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest which (together with any interest of any person connected (within the meaning of Section 220 of the 190 Act) with him) is material or a duty which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

(b)

A Director shall be entitled (in the absence of some other material interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i)

the giving of any security, guarantee or indemnity to him in respect of money lent by him or by any other person to the Company or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

(ii)

the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)

any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or may be entitled to participate as a Holder of securities or he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)

any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected (as defined from time to time by the Act) with him do not to his knowledge have an interest in one per cent, or more of the issued shares of any class of the equity share capital of such company or of the voting rights available to members of such company (or of a third company through which such interest is derived) (any such interest being deemed for the purposes of this Article to be a material interest in all circumstances and any such interest being one which he would be required to notify pursuant to Chapter 5 of Part 5 of the Act as amended by Chapter 4 Part 17 of the Act if it was an interest in more than the notifiable percentage (defined by Section 1052 of that Act) of such issued shares); or

(v)

any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities;

(vi)

any proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire shares in the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits or may benefit; or

(vii)	any proposal concerning the giving of any indemnity pursuant to Article 140 or the discharge of the cost of any insurance cover purchased or maintained pursuant to Article 100.

(c)

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under sub-paragraph (b)(iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d)

Nothing in the Acts shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board or is otherwise in accordance with these Articles.

(e)

If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director’s interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive.

(f)

For the purposes of this Article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director.

(g)	The Company by ordinary resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

100.	Pensions and insurance of Directors and Officers

The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated company of the Company or a predecessor in business of the Company or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

Subject to the provisions of Article 140, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time, Directors, officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company, or any other company or such subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

PART 18

PROCEEDINGS OF DIRECTORS

101.	Convening and regulation of Directors’ meetings

(a)

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective.

(b)

Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors to him at his last known address or any other address given by him to the Company for this purpose.

102.	Quorum for Directors’ meetings

(a)

The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be four Directors. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum but notwithstanding that such person may act as alternate Director for more than one Director he shall not count as more than one for the purposes of determining whether a quorum is present.

(b)

Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

(c)

The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

103.	Voting at Directors’ meetings

(a)	Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting shall have a second or casting vote.

(b)

Subject as hereinafter provided, each Director present and voting shall have one vote and in addition to his own vote shall be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed facsimile, electronic signature or advanced electronic signature of the Director giving such authority. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto provided that no Director shall be entitled to any vote at a meeting on behalf of another Director pursuant to this paragraph if the other Director shall have appointed an alternate Director and that alternate Director is present at the meeting at which the Director proposes to vote pursuant to this paragraph.

104.	Telecommunication meetings

Any Director or alternate Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone or other telecommunications equipment (including, without limitation, by webcast or video conference) by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting.

105.	Chairman of Board of Directors

Subject to any appointment to the office of Chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected or if at any meeting the chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.

106.	Validity of acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

107.	Directors’ resolutions or other document in writing

A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents. A resolution or other document signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity.

PART 19

THE SECRETARY

108.	Appointment of Secretary

The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. Anything required or authorised by the Acts or these Articles to be done by the Secretary may be done, if the office is vacant or there is for any other reason no Secretary readily available and capable of acting, by or to any assistant or acting Secretary or, if there is no assistant or acting secretary readily available and capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors: Provided that any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

PART 20

THE SEAL

109.	Use of Seal

The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors.

110.	Seal for use abroad

The Company may have one or more duplicate common seals or official seals for use in different locations including for use abroad.

111.	Signature of sealed instruments

(a)

Every instrument to which the Seal shall be affixed shall be signed by a Director, the Secretary or some other person appointed by the Directors for the purpose and the signature or countersignature of a second such person shall not be required save that as regards any certificates for shares or debentures or other securities of the Company the Directors may determine by resolution that such a signature shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the Registrar or by the Auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled).

(b)

For the purposes of this Article 111, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a Qualified Certificate of a Director, the Secretary or by some other person appointed by the Directors for the purpose.

PART 21

DIVIDENDS AND RESERVES

112.	Declaration of dividends

Subject to the provisions of the Acts, the Company by ordinary resolution may declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

113.	Interim and fixed dividends

Subject to the provisions of the Acts, the Directors may declare and pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

114.	Payment of dividends

(a)

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share.

(b)

If several persons are registered as joint Holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share on or in respect of the share.

115.	Deductions from dividends

The Directors may deduct from any dividend or other moneys payable to any member in respect of a share any moneys immediately payable by him to the Company in respect of that share.

116.	Dividends in specie

(a)

A general meeting declaring a dividend may direct, upon the recommendation of the Directors, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof in order to adjust the rights of all the parties and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust rights of all the parties and may vest any such specific assets in trustees, upon trust for the persons entitled to the dividend as the Directors think expedient, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and otherwise as they may think fit.

(b)

The Directors may direct payment or satisfaction of any dividend or other distribution wholly or in part by the distribution of assets (and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways). Where any difficulty arises in regard to such dividend or distribution, the Directors may settle it as they think expedient, and in particular may authorise any person to sell and transfer any fractions, or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets, and may determine that cash payments shall be made to any members upon the footing of the values so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Directors.

117.	Payment mechanism of dividends or other moneys

(a)

Any dividend or other moneys payable in respect of any share (whether in euro or foreign currency) may be paid by such method as the Directors, in their absolute discretion decide. Different methods of payment may apply to different Holders or groupings of Holders (such as overseas Holders). Without limiting any other method of payment which the Company may adopt, the Directors may decide that payment can be made wholly or partly:

(i)

by inter-bank transfer payment, electronic form (including electronic funds transfer or other electronic media) or by such other means approved by the Directors directly to an account (of a type approved by the Directors) nominated in writing by the Holder or the joint Holders; or

(ii)

by cheque or warrant or any other similar financial instrument sent by post to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing (whether in electronic form or otherwise) direct. Every such cheque or warrant or any other similar financial instrument shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company; or

(iii)

by such arrangements to enable a central securities depository (or its nominee(s)) or any agent for on behalf of the Company or any such other member or members as the Directors shall from time to time determine to receive the relevant dividends in any currency or currencies other than the currency in which such dividends are declared.

(b)

For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the equivalent in any such other currency of any sum payable as a dividend shall be such rate or rates, and the payment thereof shall be on such terms and conditions, as the Directors may in their absolute discretion determine.

(c)	Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

(d)

If the Directors decide that payment will be made by electronic transfer to an account (of a type approved by the Directors) nominated by a Holder or joint Holders, but no such account is nominated by the Holder or joint Holders or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company to be held until the Holder nominates a valid account.

(e)

Payment by electronic transfer, cheque or warrant, or in any other way shall be deemed to have been made at the risk of the person(s) entitled to the money. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any of the aforementioned methods.

118.	Dividends not to bear interest

No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

119.	Payment to Holders on a particular date

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such shares in respect of such dividend. The provisions of this Article shall apply, mutatis mutandis, to capitalisations to be effected in pursuance of these Articles. Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

120.	Unclaimed dividends

(a)

If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited in favour of the Company and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

(b)

The Company may cease sending dividend cheques or warrants by post if such cheques or warrants have been returned undelivered or left uncashed for a period of six months or more from their date of issuance on two consecutive occasions and following such second occasion, reasonable enquiries have failed to establish any new address of the Holder.

121.	Reserves

Before recommending any dividend, whether preferential or otherwise, the Directors may carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to distribute.

PART 22

ACCOUNTING RECORDS

122.	Accounting Records

(a)	The Directors shall, in accordance with Chapter 2 of Part 6 of the Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

(i)	correctly record and explain the transactions of the Company;

(ii)	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any financial statements of the Company, required to be prepared under Sections 290 or 293 of the Act, comply with the requirements of the Acts; and

(iv)	will enable those financial statements of the Company to be readily and properly audited.

The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of Chapter 2 of Part 6 of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the group and include any information and returns referred to in Section 283(2) of the Act. The Company may in addition to its obligations to prepare financial statements in accordance with the Act (or in substitution of such obligations where permitted by the Act as applicable) publish financial information in accordance with United States generally accepted accounting principles, as in effect from time to time, or any applicable accounting standard from time to time.

(b)

The accounting records shall be kept at the Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any financial statement or accounting record of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting.

(d)

In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Acts to be prepared and laid before such meeting.

(e)

A copy of every statutory financial statement of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report, or summary financial statements prepared in accordance with Section 1119 of the Act, shall be sent, by post, electronic mail, any other means of electronic communications or in accordance with the procedure set out in Article 129(a)(v) (in which case the provisions of Article 129(e) shall apply), not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes and the required number of copies of these documents shall be forwarded at the same time to the appropriate sections of the Stock Exchanges; and provided, where the Directors elect to send summary financial statements to the members, any member may request that he be sent a copy of the statutory financial statements of the Company. The Company may, in addition to sending one or more copies of its statutory financial statements, summary financial statements or other communications to its members, send one or more copies to any Approved Nominee.

(f)	Auditors shall be appointed and their duties regulated in accordance with the Acts.

PART 23

CAPITALISATION OF PROFITS OR RESERVES

123.	Scrip dividends

(a)

The Directors may from time to time at their discretion, subject to the provisions of the Acts and, in particular, to their being duly authorised pursuant to Section 1021 of the Act, to allot the relevant shares, offer to the Holders of Ordinary Shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply:

(b)

Any such resolution may specify a particular dividend or dividends or may specify all or any dividends falling to be declared or paid during a specified period being a period expiring not later than the commencement of the fifth annual general meeting next following the date of the meeting at which the resolution is passed.

(c)	The Directors may undertake and do such acts and things as they consider necessary or expedient for the purpose of giving effect to the provisions of this Article.

(d)

Notwithstanding the provisions of this Article, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine then all elections made shall be disregarded.

(e)

The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient in the Directors’ absolute discretion, the value of the additional Ordinary Shares (excluding any fractional entitlement) to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the “average quotation” of an Ordinary Share shall be the arithmetic mean of the middle market quotations for Ordinary Shares as derived from the prices published on any Stock Exchange, where appropriate, for each of the first five business days on which Ordinary Shares are quoted “ex” the relevant dividend.

(f)

The Directors shall give notice in writing (whether in electronic form or otherwise) to the Holders of Ordinary Shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also give Holders in the same or other forms the opportunity to elect in advance to receive new Ordinary Shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).

(g)

The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject Ordinary Shares”) and in lieu thereof additional Ordinary Shares (but not any fraction of a share) shall be allotted to the Holders of the Subject Ordinary Shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund, share premium account or any undenominated capital) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the Holders of the Subject Ordinary Shares on such basis. A resolution of the Directors capitalising any part of the reserves or profits hereinbefore mentioned shall have the same effect as if such capitalisation has been approved by a resolution passed at general meeting of the Company.

(h)

The additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend or share election in lieu.

(i)

The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with absolute discretion to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the Holders concerned). The Directors may authorise any person to enter into an agreement with the Company on behalf of all the Holders interested providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(j)

The Directors may on any occasion determine that rights of election shall not be offered to any Holders of Ordinary Shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

124.	Capitalisation of distributable profits and reserves

Without prejudice to any powers conferred on the Directors by these Articles, the Company in general meeting may resolve, upon the recommendation of the Directors, that any sum for the time being standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund, share premium account or any undenominated capital) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund, the share premium account or undenominated capital shall be applied shall be those permitted by the Acts.

125.	Capitalisation of non-distributable profits and reserves

Without prejudice to any powers conferred on the Directors as aforesaid, the Company in general meeting may resolve, on the recommendation of the Directors, that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

126.	Implementation of capitalisation issues

Whenever such a resolution is passed in pursuance of either of the two immediately preceding Articles the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

PART 24

EMPLOYEES

127.	Employees

The Company may at its discretion, in consultation and agreement with recognised trade unions and staff associations, create procedures to facilitate negotiations concerned with the pay and conditions of service of its staff.

PART 25

NOTICES

128.	Notices in writing

Any notice to be given, served or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).

129.	Service of notices

(a)

Any notice or document (except for share certificates, which may only be delivered under sub-paragraphs (i) to (iii) of this paragraph) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company:

(i)	by handing the same to him or his authorised agent;

(ii)	by leaving the same at his registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address;

(iv)

by sending, with the consent of the member, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company);

(v)

by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found and how the document may be accessed on the website) by any of the methods set out in sub-paragraphs (i) – (iv) above; or

(vi)

by sending the same via (i) the messaging system of a securities settlement system and/or central securities depository as may be approved by the Directors or (ii) by electronic mail to the nominated representatives or nominated electronic mail account(s) of a central securities depository, in such manner as may be approved by the Directors.

(b)

Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(c)

Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(d)

Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight hours after despatch.

(e)

Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(v) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time that the notification of such publication shall be deemed to have been given, served or delivered to such member in accordance with these Articles.

(f)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(vi) of this Article, the giving, service or delivery thereof shall be deemed to have been effected:

(i)	at the time the same was sent to the messaging system of the central securities depository; or

(ii)	by electronic mail to the nominated representatives or nominated electronic mail account(s) of the central securities depository, at the time it was sent.

(g)

Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address last notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(h)

Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this Article, if at any time by reason of the suspension or curtailment of postal services within the State, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same day in at least one leading national daily newspaper published in the State or issued through an RIS and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisement or advertisements shall appear. In any such case the Company shall put a full copy of the notice of the general meeting on its website and shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do)

or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to members in the State, or any part thereof which was previously affected, has become practical in the opinion of the Directors, the Directors shall send forthwith confirmatory copies of the notice by post to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

(i)

Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than the State.

(j)

Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form PROVIDED HOWEVER that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

130.	Service on joint Holders

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

131.	Service on transfer or transmission of shares

(a)

Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register in respect of the share, has been duly given to a person from whom he derives his title provided that the provisions of this paragraph shall not apply to any notice served under Article 72 unless, under the provisions of Article 72(b), it is a notice which continues to have effect notwithstanding the registration of a transfer of the shares to which it relates.

(b)

Without prejudice to the provisions of these Articles allowing a meeting to be convened by a newspaper advertisement or a notice issued through a RIS, a notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

132.	Signature to notices

The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

133.	Deemed receipt of notices

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

PART 26

WINDING UP

134.	Distribution on winding up

If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

135.	Distribution in specie

If the Company is wound up, the liquidator, with the sanction of a special resolution of the Company and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

PART 27

MISCELLANEOUS

136.	Minutes of meetings

The Directors shall cause minutes to be made of the following matters, namely:

(a)	of all appointments of officers and committees made by the Directors and of their salary or remuneration,

(b)

of the names of Directors present at every meeting of the Directors and of the names of any Directors and of all other members thereof present at every meeting of any committee appointed by the Directors, and

(c)	of all resolutions and proceedings of all meetings of the Company and of the Holders of any class of shares in the Company and of the Directors and of committees appointed by the Directors.

Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were had, or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matter stated in such minute without any further proof.

137.	Inspection and secrecy

(a)

Every Director, Chairman, Chief Executive, manager, auditor, trustee, member of a committee, officer, servant, agent, accountant, or other person engaged in the business of the Company, shall observe a strict secrecy respecting all transactions and affairs of the Company in matters relating thereto, and shall not reveal any of the matters which may come to his knowledge in the discharge of his duties, except when required so to do by the Directors, or by any meeting, or by a court of law, or by the person to whom such matters relate, and except so far as may be necessary in order to comply with any of the provisions in these presents contained and any such person as is mentioned herein shall if or when required by the Directors sign an undertaking pledging himself to observe the foregoing provisions of this Article and agreeing to indemnify the Company against any loss occasioned as a result of his failure to do so. For the purpose of this Article, “Company” shall include all subsidiary and associated companies of the Company.

(b)

No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

138.	Destruction of records

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of name or change of address however received at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(a)	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)

nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

139.	Untraced shareholders

(a)	The Company shall be entitled to sell at the best price reasonably obtainable any share of a Holder or any share to which a person is entitled by transmission if and provided that:

(i)

for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Holder or to the person entitled by transmission to the share at his address on the Register or at the last known address given by the Holder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Holder or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

(ii)

at the expiration of the said period of twelve years by advertisement in a national daily newspaper published in the State (and a national daily newspaper published in the United Kingdom) and in a newspaper circulating in the area in which the address referred to in sub-paragraph (a)(i) of this Article is located the Company has given notice of its intention to sell such share;

(iii)

during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the Holder or person entitled by transmission; and

(iv)	the Company has first given notice in writing to the appropriate sections of the Stock Exchanges of its intention to sell such shares.

(b)

To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the Holder or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

(c)

The Company shall account to the Holder or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Moneys carried to such separate account may be either employed in the business of the Company or invested in such investments as the Directors may think fit, from time to time.

140.	Indemnity

Subject to the provisions of and so far as may be permitted by the Acts, every Director, Chief Executive, Secretary or other officer (including any “officer” of the Company, as such term is defined in the rules of the U.S. Securities and Exchange Commission promulgated under the Exchange Act) of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

141.	Governing law and jurisdiction

(a)

These Articles and any dispute or claim arising out of or in connection with them or their subject matter, formation, existence, negotiation, validity, termination or enforceability (including non-contractual obligations, disputes or claims), will be governed by and construed in accordance with the laws of Ireland.

(b)

Subject to Article 141(c), the courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of or in connection with these Articles and, for such purposes, the Company and each shareholder irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with these Articles (the “Proceedings”) will therefore be brought in the courts of Ireland. Each shareholder of the Company irrevocably waives any objection to Proceedings in the courts referred to in this Article on the grounds of venue or on the grounds of forum non conveniens.

(c)

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act of 1933 of the United States.

(d)	Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this provision.